Exhibit 1.01

Coherent, Inc.

Conflict Minerals Report

For the year ended December 31, 2021

This Conflict Minerals Report of Coherent, Inc. (“we”, “us” or the “Company”) for calendar year 2021 is provided pursuant to Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this report, unless otherwise defined herein. This report has been prepared by management and includes all majority-owned subsidiaries of the Company.

Introduction

We are one of the world's leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of commercial, industrial and scientific applications. Founded in 1966, we design, manufacture, service and market lasers, laser tools, precision optics and related accessories for a diverse group of customers. In addition to laser sources and tools, we also offer leading-edge beam forming and beam guidance systems as well as laser beam measurement and control equipment. Our laser products include diode-pumped solid-state lasers; fiber lasers; CO, CO2, excimer and ion gas lasers; optically pumped semiconductor lasers; semiconductor lasers; ultrafast lasers; and integrated laser solutions.

The capabilities of our products are exceptionally diverse and are used in a wide range of markets and applications, including microelectronics, including semiconductor test and measurement, and advanced packaging; graphic arts and display; materials processing; instrumentation for biotechnology and medical imaging; production of flat panel displays and solar cells; and in advanced engineering, genetics, biology, chemistry, and physics.

Conflict minerals are currently defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten, unless the Secretary of State determines that additional derivatives are financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (together, the “Covered Countries”). Collectively, conflict minerals are known as “3TG” – for tin, tantalum, tungsten, and gold. 3TG are commonly used across the electronics industry generally and are necessary to the functionality and/or production of our products. Uses of the 3TG include:

●	Gold is a highly efficient conductor that can carry low voltages and currents and remain free of corrosion. It is used in various Coherent systems as connectors, switch and relay contacts, soldering joints, connecting wires and connection strips.

●	Tin is commonly used in the electronics industry for coating lead or zinc and steel to prevent corrosion. Tin can also be found in Coherent systems used in solders for joining electronic circuits.

●	Tungsten is often used for electron emitters and is an important mineral for electrical contact materials as tungsten withstands the conditions of an electric arc. Tungsten is an important component in integrated circuitry used within Coherent systems.

●	Tantalum is a heat-resistant powder that can hold a high electrical charge; it is an important element in creating capacitors that are used to control current flow in the circuit boards in most Coherent systems.

Reasonable Country of Origin Inquiry (RCOI)

To determine the reasonable country of origin of conflict minerals in our products, an internal working group evaluated our supply chain and established a risk-based resource allocation for our RCOI process. This evaluation is regularly updated. Upon review, it was noted that there has been limited year over year change in our supply chain, and therefore the initial process to create four Conflict Minerals assessment categories was again deemed valid for the 2021 reporting cycle. The Supply Chain Conflict Minerals categories are as follows:

Category	Description	Approximate Category Size
One	High Risk. Suppliers from whom we directly source materials that are either fully comprised of, or largely made from, a 3TG material (example, gold)	35 suppliers
Two	Medium Risk. Suppliers from whom we source subsystems, components or other products which are likely to include 3TG (example, electronic subcomponents)	More than 2,000 suppliers representing over 46,000 unique parts
Three	Low Risk. Commonly used and available (catalog) parts that may contain 3TG materials (example, screws, washers, bolts)
Four	Suppliers which provide products which do not include 3TG (example, a plastic button cover)

Following this category review, we conducted a reasonable country of origin inquiry (RCOI) employing a variety of measures to determine whether the necessary conflict minerals in our products originated from the Covered Countries. Category One suppliers were engaged through direct discussions as well as written survey responses. We successfully contacted all Category One suppliers who have reported the following Conflict Minerals status to Coherent: 99% use 3TG and are DRC Conflict Free; only one supplier has evidence of 3TG minerals use and reported such 3TG minerals as DRC conflict undeterminable. Coherent will continue to take efforts to identify supply chain risk and determine the source of the 3TG materials; where appropriate, we will pressure our suppliers to find alternate sourcing.

With regards to the large volume of Category Two and Three suppliers, our primary means of determining country of origin is through an active supply-chain survey using the Responsible Business Alliance’s (formerly the Electronic Industry Citizenship Coalition, Incorporated) Responsible Minerals Initiative (RMI) and Global e-Sustainability Initiative (RMI/GeSI), (formerly EICC/GeSI) Conflict Minerals Reporting Template. The RMI/GeSI format has become an industry standard for collecting Conflict Minerals data from the supply chain. To assist us with this survey we retained an expert outside consulting firm. Each Category Two and Three supplier is asked to provide 3TG information, always leveraging the latest RMI/GeSI format. As a formal process, we make minimally three separate attempts to contact Category Two and Three suppliers who have yet to provide a complete RMI form or who have provided an outdated RMI form. At the time of this filing, we have received responses from Category Two and Three suppliers covering 66,400 unique parts; these parts represent approximately 98% of the parts which are likely to contain 3TG minerals that were used in our end products sold in calendar year 2021. These parts have the following RMI report status: approximately 40% have been found to be “DRC Conflict Free”; approximately 40% are “DRC Conflict Undeterminable”; approximately 15% show 3TG minerals were not used; approximately 3% of the RMI forms are pending approval of our internal quality check; and approximately 2% of the parts are covered by suppliers who have yet to respond. Due to the incomplete dataset, our conflict minerals classification is currently DRC conflict undeterminable.

For suppliers who have responded to our request for 3TG country of origin, we have been able to determine the following smelter/country information:

Minerals	Smelter / Country of origin may include the following	Change in number of Countries of origin
Gold	Andorra, Australia, Austria, Belgium, Brazil, Canada, Chile, China, Czechia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, South Korea, Mexico, Netherlands, Philippines, Poland, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United States, Uzbekistan	14 in 2013 29 in 2014 35 in 2015 36 in 2016 35 in 2017 35 in 2018 30 in 2019 30 in 2020 34 in 2021
Tantalum	Brazil, China, Estonia, Germany, India, Japan, Kazakhstan, Mexico, Republic of North Macedonia, Russian Federation, Thailand, United States	7 in 2013 13 in 2014 12 in 2015 14 in 2016 13 in 2017 13 in 2018 11 in 2019 11 in 2020 12 in 2021
Tin	Belgium, Bolivia, Brazil, China, Indonesia, Japan, Malaysia, Peru, Philippines, Poland, Rwanda, Spain, Taiwan, Thailand, United States	11 in 2013 14 in 2014 17 in 2015 18 in 2016 17 in 2017 17 in 2018 14 in 2019 14 in 2020 15 in 2021
Tungsten	Austria, Brazil, China, Germany, Japan, South Korea, Philippines, Russian Federation, Taiwan, United States, Vietnam	6 in 2013 7 in 2014 7 in 2015 10 in 2016 10 in 2017 10 in 2018 10 in 2019 10 in 2020 11 in 2021

Coherent believes, to the extent reasonably determinable, the following table presents all smelters which, to the extent known, processed the necessary 3TG minerals that are used in Coherent products during the reporting period. Smelter information was provided to Coherent by the suppliers through their RMI/GeSI reporting form.

Metal	Smelter	Location
Gold	L'Orfebre S.A.	Andorra
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Marsam Metals	Brazil
Gold	Asahi Refining Canada Ltd.	Canada
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Royal Canadian Mint	Canada
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	DODUCO GmbH	Germany
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Bangalore Refinery	India
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Safimet S.p.A	Italy

Gold	T.C.A S.p.A	Italy
Gold	8853 S.p.A.	Italy
Gold	Italpreziosi	Italy
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Chugai Mining	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Japan Mint	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Kazzinc	Kazakhstan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	SungEel HiTech	Korea, Republic of
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Torecom	Korea, Republic of
Gold	Samduck Precious Metals	Korea, Republic of
Gold	TSK Pretech	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Remondis Argentia B.V.	Netherlands

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	AU Traders and Refiners	South Africa
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Metalor Technologies S.A.	Switzerland
Gold	PAMP S.A.	Switzerland
Gold	PX Precinox S.A.	Switzerland
Gold	Valcambi S.A.	Switzerland
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Istanbul Gold Refinery	Turkey
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Al Etihad Gold LLC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Advanced Chemical Company	United States
Gold	Asahi Refining USA Inc.	United States
Gold	Geib Refining Corporation	United States
Gold	Kennecott Utah Copper LLC	United States
Gold	Materion	United States
Gold	Metalor USA Refining Corporation	United States

Gold	United Precious Metal Refining, Inc.	United States
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	KEMET de Mexico	Mexico

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	D Block Metals, LLC	United States
Tantalum	Exotech Inc.	United States
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	H.C. Starck Inc.	United States
Tantalum	QuantumClean	United States
Tantalum	Telex Metals	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State of)
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Mineracao Taboca S.A.	Brazil
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Soft Metais Ltda.	Brazil
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	CV Ayi Jaya	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Dowa	Japan
Tin	Mitsubishi Materials Corporation	Japan
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Minsur	Peru
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Fenix Metals	Poland
Tin	Metallo Spain S.L.U.	Spain
Tin	Rui Da Hung	Taiwan, Province of China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Thaisarco	Thailand
Tin	Alpha	United States
Tin	Metallic Resources, Inc.	United States
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	KGETS Co., Ltd.	Korea, Republic of
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Niagara Refining LLC	United States
Tungsten	Masan High-Tech Materials	Vietnam

Due Diligence

We are required to perform due diligence in order to determine the status of the necessary conflict minerals used in our products. Our due diligence processes and efforts have been developed to conform in all material respects with the 2nd edition of The Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold and for tin, tantalum and tungsten (OECD Guidance). The OECD Guidance provides a five-step framework for risk-based due diligence in the mineral supply chain: (1) establish strong company management systems; (2) identify and assess risk in the supply chain; (3) design and implement a strategy to respond to identified risks; (4) carry out independent third-party audit of supply chain due diligence at identified points in the supply chain; and (5) report on supply chain due diligence. We provide further information on each of these elements below.

(1)	Establish strong company management systems

In an effort to establish strong management systems, we:

●	adopted a corporate policy on conflict-free sourcing including a stated goal to not knowingly source any metals from operations that fund conflict. Further, the policy states that Coherent will seek alternate sources of 3TG if any of our suppliers cannot demonstrate adequate due diligence documenting that the metals used in the manufacture of our products are conflict-free.

●	posted our corporate policy on our Internet site at www.coherent.com/company/environmental. The content of any website referred to in this Conflict Minerals Report is included for general information only and is not incorporated by reference in this Conflict Minerals Report.

●	established a Supplier Environmental Compliance Requirements document outlining the expectation for every supplier to provide Conflict Minerals declaration for all parts and materials provided to Coherent using the RMI/GeSi format. We are currently evaluating the impact of requiring such documentation to be completed prior to the retention of any new supplier on a worldwide basis.

●	actively monitor, collect, analyze and aggregate conflict minerals RMI/GeSI templates and supporting documentation from manufacturers into reports that are easily downloaded for our compliance efforts from a third-party part search and BOM manager tools.

●	through our third-party Conflict Minerals Module, identify the most up to date DRC conflict mineral statuses, link to all supporting documents and policies including RMI-GeSI templates and certificates of compliance, and retain all supplier history regarding compliance. Detailed searches associate suppliers with specific smelter companies, locations, substances, miner locations, and RMI-GeSI CFS lists.

●	identified over 2,000 suppliers representing over 200,000 unique parts as a part of our Conflict Minerals management program.

●	sent surveys to all suppliers and made multiple attempts to contact those suppliers who have yet to respond. Each returned survey is audited internally for its completeness and any potential inconsistencies. Progress is regularly reported to senior leadership and shared with the Corporate Supply Chain organization.

(2)	Identify and assess risk in the supply chain

In an effort to identify and assess risk in the supply chain, we have:

●	required all in-scope suppliers to disclose active smelters and refiners through the submittal of a complete RMI/GeSi form. Smelters are reviewed to determine whether they are active in the Conflict-Free Smelter Program (“CFSP”). Pursuant to our corporate policy, future decisions on sourcing will be impacted by a supplier’s response and their participation in the CFSP program.

●	engaged directly with each Category One supplier to confirm that each such supplier is providing us with a completed RMI form and, where appropriate, will consider other suppliers if the supplier is unable to declare their products as DRC Conflict Free.

(3)	Design and implement a strategy to respond to identified risks

In an effort to design and implement a strategy to respond to identified risks, we:

●	regularly report to senior management on the status of our Conflict Minerals Program. Additionally, conflict minerals status updates are included in our ISO140000 review management meetings.

●	regularly review our contingency planning for our supply chain, including replacement risk for those suppliers who have not yet replied to our information requests.

(4)	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

●	We do not have a direct supplier relationship with smelters. We will continue to support the development and implementation of independent third-party audits of smelters such as the Conflict-Free Smelter Program and will encourage our suppliers to purchase materials from audited, conflict-free smelters. We are continuing to evaluate direct independent third-party audits of our Category One suppliers and an assessment of their diligence steps taken with regards to any purchases made from smelters.

(5)	Report on supply chain due diligence

In an effort to report on supply chain due diligence, we have:

●	leveraged our new Corporate Policy on Conflict Minerals and Environmental Requirements document, which is provided to all current suppliers (as well as future potential suppliers). Further, suppliers are encouraged to sign a “Certificate of Compliance with Coherent’s Environmental Policy,” which includes the obligation to provide Conflict Minerals declarations.

●	filed this Conflict Minerals Report as an Exhibit to our Form SD and publicly disclosed it on our Internet site at www.coherent.com/company/environmental.

Additional Risk Mitigation Steps

As noted above, we have made the determination that our products are DRC conflict undeterminable due to the incomplete dataset provided by our suppliers. We will continue to take additional measures to improve our conflict minerals program including:

●	working with our smaller suppliers to further educate them on the Conflict Minerals rule and assist them in completing the RMI/GeSI form;

●	critically evaluating the business relationship with suppliers who refuse to provide a complete assessment of their conflict minerals status;

●	identifying alternate supply sources for suppliers who respond as “Not Conflict Free”; and

●	requesting that all smelters identified in the RMI/GeSI survey participate in a program such as the Conflict Free Smelter (CFS) program in order to obtain a “conflict-free” designation.